UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): April 26, 2006

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 2.02 Results of Operations and Financial Condition

     On April 26, 2006, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the first quarter ended March 31, 2006. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.



ITEM 9.01  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated April 26, 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    April 27, 2006                By: /s/ Ben Farahi
                                              -------------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary

                                                                  Exhibit 99.1

                                PRESS RELEASE

             NEW RECORD FIRST QUARTER RESULTS FOR MONARCH CASINO

           - EBITDA (1) IMPROVES 15.5%, DILUTED EPS INCREASES 25.0% DESPITE IMPLEMENTATION OF SFAS 123R -

     RENO, NV-April 26, 2006- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company"), owner of the Atlantis Casino Resort in Reno, Nevada, today announced record financial results for its first quarter ended March 31, 2006.

     The Company reported EBITDA (1) of $9.5 million, a 15.5% improvement over the $8.2 million EBITDA (1) reported for the first quarter of 2005. The improved EBITDA (1) beat published consensus analysts' estimate of $9.2 million and was the result of record first quarter net revenues of $35.6 million and better operating margins. The Company's operating margin for the period improved to 20.6% of net revenues from 19.6% of net revenues during the same period a year earlier. The record revenues were driven by a 15.4% increase in casino revenue, an 8.0% increase in both food and beverage and hotel revenues, and a 4.0% improvement in other revenues.

     Record first quarter 2006 net income of $4.8 million is a 23.7% increase from first quarter 2005 net income of $3.9 million and translates into earnings per diluted share (EPS) of $0.25 versus $0.20 for the same period last year. The Company's first quarter 2006 diluted EPS beat the published consensus analysts' estimate of $0.24.

     The Company achieved record results despite implementing the requirements of SFAS 123R in the first quarter of 2006. The Company booked approximately $548,000 in additional pre-tax equity compensation expense during the quarter as a result of implementing the provisions of SFAS 123R, which went into effect January 1, 2006. SFAS 123R requires fair value measurement and recognition in the financial statements for all share-based compensation arrangements. Excluding this share based compensation expense, the Company's reported after-tax earnings would have been $0.27 per diluted share for the first quarter 2006, which would have been a 35% increase from the $0.20 diluted EPS reported in the first quarter 2005. Had SFAS 123R been in effect during the first quarter 2005, pre-tax expenses for that period would have increased by approximately $252,000.

     Also during the first quarter of 2006, the Company became debt free, having paid off the $8.1 million December 31, 2005 balance on its revolving credit facility. $24 million remains available to be drawn down under the revolving credit facility should the Company require such funds.

     John Farahi, Monarch's CEO and Co-Chairman commended his team for the positive results: "Our management continues to do a fabulous job of making the Atlantis one of the premier properties in northern Nevada. As a result, we benefit from the frequent repeat business of our established guests, and also attract fresh patronage from first time visitors, as well as locals who are new to the area. Circumstances that allow us to thrive and continue to be the foundation of our success are our location, strong local economy and the quality of the product and services we provide. But it is the vibrant hospitality, attention to detail, and tireless effort of our team members that maximize our potential. One measure of our success is our continuing strong flow through: This quarter we produced an increase to our net revenues by almost thirteen percent, yet our promotional allowances increased by less than eight percent." Mr. Farahi also observed: "Being debt free gives our Board
even greater opportunity to explore corporate growth opportunities.   At the
same time, we continue work on our Atlantis expansion plans which are in the preliminary design phase."

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, and (ii) future expansion plans. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

   For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, interest expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

                        MONARCH CASINO & RESORT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                     Three Months Ended
                                                          March 31,
                                               ----------------------------
                                                   2006            2005
                                               ------------    ------------
                                                (Unaudited)     (Unaudited)
Revenues
  Casino...................................... $ 24,124,047    $ 20,901,908
  Food and beverage...........................    9,744,817       9,026,336
  Hotel.......................................    6,033,935       5,588,152
  Other.......................................    1,090,576       1,048,337
                                               ------------    ------------
     Gross revenues...........................   40,993,375      36,564,733
  Less promotional allowances.................   (5,387,714)     (5,002,031)
                                               ------------    ------------
     Net revenues.............................   35,605,661      31,562,702
                                               ------------    ------------
Operating expenses
  Casino......................................    8,012,162       7,534,847
  Food and beverage...........................    4,790,771       4,437,365
  Hotel.......................................    2,103,723       2,027,873
  Other.......................................      314,454         321,646
  Selling, general, and administrative........   10,841,486       8,809,293
  Gaming development expense..................       43,765         204,398
  Depreciation and amortization...............    2,146,758       2,038,200
                                               ------------    ------------
     Total operating expenses.................   28,253,119      25,373,622
                                               ------------    ------------
     Income from operations...................    7,352,542       6,189,080

Other expense
  Interest expense............................      (59,444)       (305,374)
                                               ------------    ------------

     Income before income taxes...............    7,293,098       5,883,706
Provision for income taxes....................    2,525,000       2,030,000
                                               ------------    ------------
     Net income...............................  $ 4,768,098    $  3,853,706
                                               ============    ============

  Earnings per share of common stock
   Net income
    Basic.....................................  $      0.25    $       0.20
    Diluted...................................  $      0.25    $       0.20

  Weighted average number of common
    shares and potential common
    shares outstanding
      Basic...................................   18,885,595      18,816,819
      Diluted.................................   19,252,277      19,043,546

                        MONARCH CASINO & RESORT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      March 31,      December 31,
                                                        2006             2005
                                                    -------------    -------------
                                                     (Unaudited)
                      ASSETS

Current assets
  Cash............................................  $  12,010,163    $  12,886,494
  Receivables, net................................      3,091,337        3,559,602
  Federal income tax refund receivable............             -           286,760
  Inventories.....................................      1,458,070        1,456,453
  Prepaid expenses................................      2,537,300        2,401,619
  Deferred income taxes...........................      1,518,152        1,326,224
                                                    -------------    -------------
     Total current assets.........................     20,615,022       21,917,152
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,166,107        3,166,107
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................     10,398,814       10,398,814
  Furniture and equipment.........................     68,826,326       67,393,755
  Leasehold improvement...........................      1,346,965        1,346,965
                                                    -------------    -------------
                                                      173,033,280      171,600,709
                                                    -------------    -------------
  Less accumulated depreciation and amortization..    (78,138,462)     (76,117,346)
                                                    -------------    -------------
     Net property and equipment...................     94,894,818       95,483,363
                                                    -------------    -------------
Other assets, net.................................        269,524          269,524
                                                    -------------    -------------
     Total assets.................................  $ 115,779,364    $ 117,670,039
                                                    =============    =============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable................................      6,761,798        7,335,630
  Accrued expenses................................      7,590,609        8,722,221
  Federal income taxes payable....................      2,548,782               -
                                                    -------------    -------------
     Total current liabilities....................     16,901,189       16,057,851

Long-term debt, less current maturities...........             -         8,100,000
Deferred income taxes.............................      5,747,192        5,953,193

Commitments and contingencies.....................

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.005 par value, 30,000,000
   shares authorized; 19,072,550 shares issued;
   18,885,595 outstanding at 03/31/2006,
   18,879,310 outstanding at 12/31/2005...........        190,726          190,726
  Additional paid-in capital......................     18,630,715       17,882,827
  Treasury stock,
   177,974 shares at 03/31/2006, 193,240 shares
   at 12/31/2005, at cost.........................       (652,875)        (708,877)
  Retained earnings...............................     74,962,417       70,194,319
                                                    -------------    -------------
     Total stockholders' equity...................     93,130,983       87,558,995
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 115,779,364    $ 117,670,039
                                                    =============    =============

                        MONARCH CASINO & RESORT, INC.
                  RECONCILIATION OF NET INCOME TO EBITDA (1)


                                       Three Months Ended
                                            March 31,
                                     -----------------------
                                        2006        2005
                                     (unaudited) (unaudited)
                                     ----------- -----------
Net income.........................  $4,768,098  $3,853,706
Adjustments:
  Provision for income taxes.......   2,525,000   2,030,000
  Interest expense.................      59,444     305,374
  Depreciation and amortization....   2,146,758   2,038,200
                                     ----------- -----------
EBITDA (1)                           $9,499,300  $8,227,280
                                     =========== ===========


(1) "EBITDA" consists of net income plus provision for income taxes, interest and stockholder guarantee fee expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.